Exhibit 99.1

Investor Contact: Larry Kromidas

(618) 258-3206

News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at BB&T Capital Markets Manufacturing & Materials Conference

and

Sidoti & Company, LLC Emerging Growth Institutional Forum

Clayton, MO, March 12, 2007 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at the BB&T Capital Markets Manufacturing & Materials Conference in New York City on March 22, 2007 at 9:10 am Eastern Time and at the Sidoti & Company, LLC Emerging Growth Institutional Forum in New York City on March 28, 2007 at 8:30 am Eastern Time.

Copies of the presentation slides for both conferences will be available prior to the presentations to all investors, news media and the general public on Olin’s web site www.olin.com in the Investor section under Recent Press Releases and Speeches.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Metals, and Winchester. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip. Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2007-06